UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 6, 2018

VITRO DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-17378	84-1012042
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4621 Technology Drive, Golden CO  80403
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 999-2130

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            [     ]

ITEM 4.01CHANGES IN REGISTRANT’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTANT

Effective December 6, 2018, the Company’s independent registered public accountants Schumacher & Associates, Inc. (“Schumacher”) informed the Company that they resigned as the Company’s independent registered public accountants. In the period from Schumacher & Associates, Inc.’s appointment in 2007 until December 6, 2018 (the date of resignation), there were no disagreements with Schumacher & Associates, Inc. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Schumacher & Associates, Inc., would have caused Schumacher & Associates, Inc. to make reference to the matter in its report on the Company’s financial statements; and there were no reportable events as defined in Item 304(a) (1) of Regulation S-K.  Schumacher & Associates, Inc., issued audit reports on our financial statements as of and for the years ended October 31, 2006 through 2015 which reports each included an explanatory paragraph concerning the Company’s ability to continue as a going concern.

As of the date of this Report, the Company has not appointed a successor independent registered public accountant.

The Company has provided Schumacher & Associates, Inc. with a copy of the above disclosures. Attached as Exhibit 16 is a copy of Schumacher & Associates, Inc.’s letter, dated December 7, 2018, stating its agreement with such statements.

 Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)       Shell company transactions.

Not applicable

(d)	Exhibits
	Item	Title

	16.0	Pursuant to Item 304(a)(1) of Regulation S-K, the Registrant herewith files the letter of Schumacher & Associates, Inc., former accountants to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vitro Diagnostics, Inc. (Registrant)

Dated: December 7, 2018	___/s/ James R. Musick______ James R. Musick, President and CEO